Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement Form S-8 No. 333-92446  of Global Clean Energy Holdings, Inc. (the "Company") of our reports dated October 6, 2020, relating to the consolidated financial statements, which appear in this Form 10-K of the Company for the years ended December 31, 2016, December 31, 2017, December 31, 2018 and December 31, 2019.

Hall & Company Certified Public Accountants and Consultants, Inc.

/s/ HALL & COMPANY

Irvine, California October 6, 2020